U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a press release dated August 10, 2005, today that jointly with PNG Coffee Growers Federation Ltd ("PNGCGF") it will host the first "PRIDE OF PNG 2005" International Coffee Cupping Competition from September 26 through September 30, 2005 in Goroka, Papua New Guinea. This international cupping competition will assist in identifying the exemplary arabica coffee grown by the farmer-shareholders of Coffee Pacifica and the members of the PNGCGF. The competition will be in two rounds; the pre-selection and international competition. The head judge of the competition is Mr. Willem Boot and includes nine other international judges. Additional information on the marketing and availability of the coffee from the cupping competition will be provided at a later date.

Schedule of events for the "PRIDE OF PNG 2005":

Pre-selection (Round 1)	September 12 through September 23, 2005
International Competition(Finals)	September 26 through September 30 2005
Coffee Tour for Judges	October 1 through October 4 2005
Head Judge	Mr. Willem Boot
Competition coordination	Boot Coffee Consulting: Mr. Willem Boot and Ms. Andi Trindle Walker
Competition information	Willem Boot - willemboot@bootcoffee.com Shailen Singh - shailen@coffeepacifica.com

Coffee Pacifica has retained the services of an independent coffee consulting company, Boot Consulting Company, Inc., to organize and coordinate the cupping competition.

Mr. Willem Boot, the head judge of the competition, is the President of Boot Coffee Consulting & Training in Mill Valley, California, specializing in cupping and roasting trainings, strategic consulting for coffee companies, green coffee producers and international coffee organizations. As an international consultant, Mr. Boot has been working in Africa, Latin America and Europe. He was the head judge in various international coffee tasting events like the ECAFE Gold Competition in Ethiopia - 2005. In 2004, Mr. Boot co-founded ECAFE foundation, to assist subsistent producers of exemplary coffee with the organization of competitions and auctions. For additional information please visit the website: http://www.bootcoffee.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                COFFEE PACIFICA, INC.

Date: August 29, 2005                                                        "SHAILEN SINGH"

                                                                                                Shailen Singh, President & CEO